Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

June 1, 2012

Thermon Group Holdings, Inc.

100 Thermon Drive

San Marcos, Texas 78666

Re:                               Thermon Group Holdings, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) up to 18,079,940 shares of common stock, par value $0.001 per share ( “Common Stock”), of the Company, which shares may be offered and sold by certain selling stockholders (the “Secondary Shares”), and (b)(i) Common Stock, which may be offered, issued and sold by the Company (the “Primary Shares”), (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), which may be secured or unsecured, senior, subordinated or junior subordinated and issued in one or more series, (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (v) stock purchase contracts (the “Stock Purchase Contracts”), and (vi) stock purchase units (the “Stock Purchase Units” and, together with the Primary Shares, Preferred Stock, Debt Securities, Warrants and Stock Purchase Contracts, the “Primary Securities”), such Primary Securities in an aggregate amount not to exceed an initial offering price of $250,000,000, in each case as described in the prospectus which forms a part of the Registration Statement, as amended or supplemented from time to time.

Unless otherwise specified in the applicable prospectus supplement, (i) the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”), (ii) the Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and one or more trustees (each, a “Trustee”), (iii) the Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto, (iv) the Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock

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Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent party thereto, and (v) the Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent party thereto.  Each Indenture (to the extent not already filed as an exhibit to the Registration Statement), Certificate of Designation, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference.  We refer to the Indenture(s), any series of Debt Securities, any Warrant Agreement, any issue of Warrants, any Stock Purchase Contract Agreement and any Stock Purchase Unit Agreement collectively as the “Opinion Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) currently in effect, the Amended and Restated Bylaws of the Company (the “Bylaws”) currently in effect, and the resolutions (the “Resolutions”) of the Board of Directors of the Company dated May 31, 2012 relating to the Registration Statement.  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and of such agreements, documents, certificates, statements of governmental officials and instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.             The Primary Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Primary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board of Directors of the Company or a duly authorized committee thereof (the “Company Board”) shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the Bylaws and the Resolutions authorizing the issuance and sale of such Primary Shares; and (iv) certificates representing such Primary Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Primary Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Primary Shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2.             The Secondary Shares are validly issued, fully paid and non-assessable.

3.             Each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and non-assessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Certificate of Incorporation and such resolutions; and (v) certificates representing such shares of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

4.             The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture under which such series of Debt Securities is being issued (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Certificate of Incorporation, Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Indenture; and (vi) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Certificate of Incorporation, the Bylaws, the Resolutions, final resolutions of the Company Board , the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5.             Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Debt Securities or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii)  a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 4 above shall have been taken; (vii) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 3 above shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6.             The Stock Purchase Contracts will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Stock Purchase Contract Agreement relating to such Stock Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Stock Purchase Contract Agent named in the Stock Purchase Contract Agreement; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts; (v) if such Stock Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Stock Purchase Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 3 above shall have been taken; and (vii) certificates representing such Stock Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Stock Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Stock Purchase Contract Agreement against payment of the agreed consideration therefor.

7.             The Stock Purchase Units will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Units; (iv) the actions described in paragraphs 5 and 6 above shall have been taken; and (v) certificates representing such Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.  Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, and (ii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each Primary Security: (i) any Primary Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the applicable Opinion Documents and all actions necessary for the issuance of the Primary Securities and the forms and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene or violate the Certificate of Incorporation or Bylaws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any default under or breach of any agreement or instrument binding on the Company or any order, judgment or decree of any court or governmental authority applicable to the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the applicable Opinion Documents or the issuance of the Primary Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) the Certificate of Incorporation and the Bylaws, as currently in effect, will not have been modified or rescinded and will be in full force and effect; and (vi) in the case of the issue of Warrants, Stock Purchase Contracts or Stock Purchase Units, the terms and conditions of such Primary Security, the underlying Primary Security, if any, and any related Warrant Agreement, Stock Purchase Contract Agreement and/or Stock Purchase Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto.  For purposes of this opinion letter, we have further assumed that each Opinion Document will be governed by and construed in accordance with the laws of the State of New York.  With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party to such Instrument (if not a natural person) was duly organized or formed and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation and (ii) such party had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and each such Instrument has been duly authorized (if applicable), executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto.

This opinion letter is limited to the laws of the State of New York and the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP